UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Datasea INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DATASEA INC.

Room 302-5, Building C, Gemdale Viseen International Center, No.5 Shengfang Road, Daxing District, Beijing, People’s Republic of China 102600

DATASEA INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 3, 2026

To Our Stockholders:

You are invited to attend the special meeting of stockholders (the “Special Meeting”) of DATASEA INC. (the “Company”) on April 3, 2026 at 10:00 a.m. local time,. at Room 302-5, Building C, Gemdale Viseen International Center, No.5 Shengfang Road, Daxing District, Beijing, People’s Republic of China 102600, for the following purposes:

1.	To: (i) approve and adopt the Merger Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and Datasea Intelligent Technology Ltd. (“DIT”), a BVI business company incorporated under the laws of the British Virgin Islands (the “BVI”) and a wholly owned subsidiary of the Company (the “Merger”), pursuant to which the Company will merge with and into DIT, on the terms that DIT will be the surviving company as detailed in the BVI plan of merger in the form appended to the Merger Agreement (the “Plan of Merger”); (ii) approve the Merger of the Company with and into DIT in accordance with the Plan of Merger and the BVI Business Companies Act (As Revised) (the “Companies Act”) and Nevada laws following which the Company will cease to exist as a separate legal entity; and (iii) all other transactions contemplated by the Merger Agreement and related to the Merger (collectively, the “Merger Proposal”);

2.	To approve that by virtue of the Merger and upon the effective time of the Merger (the “Effective Time”), (i) the 2,000,000 shares of common stock of US$0.001 par value of the Company (the “Common Stock”) held by each of Zhixin Liu and Fu Liu immediately prior to the Effective Time be converted into 2,000,000 class B ordinary shares of DIT with no par value (each a “Class B Ordinary Share”), respectively, and each other share of Common Stock held by each stockholder of the Company immediately prior to the Effective Time be converted into one class A ordinary share of DIT, with no par value (each a “Class A Ordinary Share”) (collectively, the “Share Exchange Proposal”).

Stockholders of record at the close of business on March 4, 2026 shall be entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. A stockholder list will be available at our corporate offices beginning March 5, 2026 during normal business hours for examination by any stockholder registered on our stock ledger as of the record date for any purpose germane to the Special Meeting.

Your vote is important. Please submit a proxy as soon as possible so that your shares can be voted at the Special Meeting.

By Order of the Board of Directors

/s/ Zhixin Liu
Zhixin Liu
Chairman of the Board and Chief Executive Officer

March 6, 2026

Whether or not you plan to attend the Special Meeting, we encourage you to vote and submit your proxy by telephone, via the Internet or by mail. For additional instructions, voting by telephone or via the Internet, please refer to the proxy card. To vote and submit your proxy by mail, please complete, sign and date the enclosed proxy card and return it in the enclosed envelope. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON April 3, 2026

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE SPECIAL MEETING OF STOCKHOLDERS. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

How to Vote Your Shares

YOUR VOTE IS IMPORTANT. Your shares can be voted at the Special Meeting only if you are represented by proxy, please take the time to vote your proxy.

●	ATTEND IN PERSON THE COMPANY’S SPECIAL MEETING OF STOCKHOLDERS AND VOTE

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE VIA THE INTERNET OR BY TELEPHONE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON April 3, 2026. THE PROXY STATEMENT TO STOCKHOLDERS ARE AVAILABLE AT HTTPS://WWW.DATASEAINC.COM/.

If not attending the meeting and voting in person, stockholders of record, or “registered stockholders,” can vote by proxy in the following three ways:

By Telephone:	Call the toll-free number indicated on the enclosed proxy card and follow the recorded instructions.

Via the Internet:	Go to the website indicated on the enclosed proxy card and follow the instructions provided.

By Mail:	Mark your vote, date, sign and return the enclosed proxy card in the postage-paid return envelope provided.

By Fax:	Fax to the number indicated on the enclosed proxy card and follow the instructions provided.

If your shares are held beneficially in “street” name through a nominee such as a financial institution, brokerage firm, or other holder of record, your vote is controlled by that institution, firm or holder. Your vote by proxy may also be cast by telephone or via the Internet, as well as by mail, if your financial institution or brokerage firm offers such voting alternatives. Please follow the specific instructions provided by your nominee on your voting instruction card.

Please note, that if your shares are held beneficially through a bank, broker or other nominee and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from the record holder.

i

DATASEA INC.

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 3, 2026

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE SPECIAL MEETING

Q:	Why am I receiving these materials?

A:

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of our company for our 2026 special meeting of stockholders (the “Special Meeting”), which will take place on April 3, 2026. As a stockholder of record, you are invited to attend the Special Meeting and are entitled and requested to vote on the items of business described in this proxy statement. This proxy statement and accompanying proxy card (or voting instruction card) are being sent on or about March 6, 2026 to all stockholders entitled to vote at the Special Meeting.

Q:	When and where will the Special Meeting be held?

A:

The Special Meeting will be held on April 3, 2026 at 10:00 a.m. local time, at Room 302-5, Building C, Gemdale Viseen International Center, No.5 Shengfang Road, Daxing District, Beijing, People’s Republic of China 102600.

Q:	How do I attend the Special Meeting?

A:

Only stockholders of record on the record date of March 4, 2026 (the “Record Date”) are entitled to notice of, and to attend or vote at, the Special Meeting. If you plan to attend the meeting in person, please bring the following:

●	Photo identification.

●	Acceptable proof of ownership if your shares are held in “street name.”

Street name means your shares are held of record by brokers, banks, or other institutions. See below for additional information.

Acceptable proof of ownership is either (a) a letter from your broker confirming that you beneficially owned shares of our common stock (the “Common Stock”) on the Record Date or (b) an account statement showing that you beneficially owned shares of our Common Stock on the Record Date. If your shares are held in street name, you may attend the meeting with proof of ownership, but you may not vote your shares in person at the Special Meeting unless you have obtained a “legal proxy” or other evidence from your broker giving you the right to vote your shares at the Special Meeting.

Q:	What information is contained in this proxy statement?

A:	This proxy statement contains information regarding the proposals to be voted on at the Special Meeting and certain other required information.

Q:	How may I obtain the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025?

A:	Our Annual Report can be accessed through our website. We filed our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 with the Securities and Exchange Commission (“SEC”) on September 26, 2025.

Q:	What items of business will be voted on at the Special Meeting?

A:	The items of business scheduled to be voted on at the Special Meeting are:

1.	To adopt the Merger Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and DIT (“DIT”), a BVI business company incorporated under the laws of the BVI and a wholly owned subsidiary of the Company (the “Merger”) pursuant to which the Company will merge with and into DIT, on the terms that DIT will be the surviving company as described in the Plan of Merger; (ii) approve the Merger of the Company with and into DIT in accordance with the Plan of Merger and the BVI Business Companies Act (As Revised) (the “Companies Act”) and Nevada laws following which the Company will cease to exist as a separate legal entity; and (iii) all other transactions contemplated by the Merger Agreement and related to the Merger (collectively, the “Merger Proposal”);

2.	To approve that by virtue of the Merger and upon the effective time of the Merger (the “Effective Time”), (i) the 2,000,000 shares of common stock of US$0.001 par value of the Company (the “Common Stock”) held by each of Zhixin Liu and Fu Liu immediately prior to the Effective Time be converted into 2,000,000 class B ordinary shares of DIT with no par value (each a “Class B Ordinary Share”), respectively, and each other share of Common Stock held by each stockholder of the Company immediately prior to the Effective Time be converted into one class A ordinary share of DIT, with no par value (each a “Class A Ordinary Share”) (collectively, the “Share Exchange Proposal”).

Q:	Why am I being asked to vote on Proposal Two?

A:	Proposal Two seeks stockholder approval that 2,000,000 shares of the Common Stock of the Company held by each of Zhixin Liu and Fu Liu be converted into 2,000,000 Class B Ordinary Shares of DIT respectively upon the Merger. Although the conversion of the Company’s outstanding Common Stock into Class A Ordinary Shares and Class B Ordinary Shares of DIT will occur automatically at the Effective Time in accordance with the Merger Agreement, separate stockholder approval is being sought here in accordance with applicable corporate governance standards.

Q:	What are the voting requirements to approve the proposals?

A:	The affirmative vote of a majority of the shares cast in person or represented by proxy at the Special Meeting and entitled to vote on the matter is required to approve each of the other voting proposals in this proxy statement.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote your shares “FOR” the approval of the Merger Proposal.

If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted in accordance with the Board’s recommendations.

Q:	What shares may I vote?

A:	Each share of our Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote on each of the matters to be voted upon at the Special Meeting.

You may vote all shares owned by you as of the Record Date, including (a) shares held directly in your name as the stockholder of record and (b) shares held for you as the beneficial owner through a broker, trustee or other nominee. We had 10,447,153 shares of Common Stock issued and outstanding on the Record Date.

Q:	What is the difference between being a stockholder of record and being the beneficial owner of shares held in street name?

A:	A stockholder of record owns shares which are registered in his or her own name. A beneficial owner owns shares which are held in street name through a third party, such as a broker. As summarized below, there are some distinctions between a stockholder of record and a beneficial owner.

Stockholder of Record

If on March 4, 2026 your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Special Meeting and Proxy Statement are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. Simply follow the voting instructions provided to ensure that your vote is counted. You are also invited to attend the Special Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

Shares Beneficially Held in Street Name

You are the beneficial owner of any of your shares of Common Stock held in street name. With respect to such shares registered through a broker, these proxy materials, together with a voting instruction card, are being forwarded to you by your broker. As the beneficial owner, you have the right to direct your broker how to vote. You may use the voting instruction card provided by your broker for this purpose. Even if you have directed your broker how to vote, you may also attend the Special Meeting. However, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” or other evidence from your broker giving you the right to vote the shares at the Special Meeting.

Q:	Who is entitled to attend the Special Meeting and what are the admission procedures?

A:

You are entitled to attend the Special Meeting only if you were a stockholder as of the close of business on the Record Date or if you hold a valid proxy for the Special Meeting. A list of stockholders eligible to vote at the Special Meeting will be available for inspection at the Special Meeting. If you are a beneficial holder, you will need to provide proof of beneficial ownership as of the Record Date, such as a brokerage account statement showing that you owned shares of Common Stock as of the Record Date or the voting instruction card provided by your broker. The Special Meeting will begin promptly at 10:00 am. You should be prepared to present photo identification for admittance. Check-in will begin one-half hour prior to the meeting. Please allow ample time for the admission procedures.

Q:	May I vote my shares in person at the Special Meeting?

A:	If you were a stockholder of record on the Record Date, you may vote your shares in person at the Special Meeting or through a proxy. If you decide to vote your shares in person, you do not need to present your share certificate(s) at the Special Meeting; your name will be on the list of stockholders eligible to vote. If you hold your shares beneficially in street name, you may vote your shares in person at the Special Meeting only if you obtain a legal proxy or other evidence from your broker giving you the right to vote the shares. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Special Meeting.

Q:	How can I vote my shares without attending the Special Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Special Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker. For directions on how to vote, please refer to the instructions on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker.

Stockholders of record may submit proxies by completing, signing, dating, and mailing their proxy cards to the address provided on the proxy card. Stockholders who hold shares beneficially in street name may vote by completing, signing, and dating the voting instruction cards provided and mailing them to the address provided on the voting instruction card. The proxy card and voting instruction card also include directions as to how you may submit your vote through the Internet. The voting instruction card may also include directions for alternative methods of submitting your vote. We encourage you to vote early. If you choose to vote by mail, please allow sufficient time for your proxy or voting instruction card to reach our vote tabulator prior to the Special Meeting.

Q:	Who will count the votes?

A:	Representatives of West Coast Stock Transfer, Inc. (“West Coast “) will tabulate the votes, and a representative of the Company will act as inspector of election.

Q:	What is the effect of not voting?

A:	If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Special Meeting. If you are a stockholder of record and you properly sign and return your proxy card, your shares will be voted as you direct. If no instructions are indicated on such proxy card and you are a stockholder of record, shares represented by the proxy will be voted in the manner recommended by the Board on all matters presented in this proxy statement, namely “FOR” the approval of the Merger.

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares.

A broker is entitled to vote shares held for a beneficial owner on routine matters. Absent instructions from a beneficial owner, a broker is not entitled to vote shares held for such beneficial owner on non-routine matters. We believe that all proposals in this Special Meeting are non-routine matters; and, accordingly, brokers do not have authority to vote on such matters absent instructions from beneficial owners. Accordingly, if beneficial owners desire to have their shares voted by a broker in a certain manner, they should give instructions to their brokers as to how to vote their shares.

Broker non-votes count for purposes of determining whether a quorum is present.

Q:	How many votes are required for the approval of the proposals to be voted upon, and how will abstentions and broker non-votes be treated?

Proposal	Votes Required	Effect of Votes Withheld/Abstentions	Effect of Broker Non-Votes
Proposal One: Approval of the Merger Agreement and the Merger	Affirmative vote of the holders of a majority in voting power of the shares of Common Stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	Broker non-votes will have no effect.

Proposal Two: Approval of the Share Exchange	Affirmative vote of the holders of a majority in voting power of the shares of Common Stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	Broker non-votes will have no effect.

Q:	Can I revoke my proxy or change my vote after I have voted?

A:	You may revoke your proxy and change your vote by voting again or by attending the Special Meeting and voting in person. Only your latest dated proxy card received at or prior to the Special Meeting will be counted. However, your attendance at the Special Meeting will not have the effect of revoking your proxy unless you forward written notice to the Corporate Secretary at Datasea Inc.’s offices, or you vote by ballot at the Special Meeting. If you are a beneficial owner, you will need to request a legal proxy from your broker and bring it with you to vote at the Special Meeting.

Q:	How many votes are required to hold the Special Meeting?

A:	The presence, in person or by proxy, of the holders of a majority of the shares of our Common Stock outstanding and entitled to vote on the Record Date is necessary to hold the Special Meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be considered as present at the Special Meeting for purposes of establishing a quorum.

Q:	Who will bear the cost of soliciting votes for the Special Meeting?

A:	The Company is making this solicitation and will pay the entire cost of preparing, printing, assembling, mailing, and distributing these proxy materials. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, electronic mail, and facsimile by directors, officers, and regular employees of the Company. None of the Company’s directors, officers or employees will receive any additional compensation for soliciting proxies on behalf of the Board. The Company may also make arrangements with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of soliciting material to the beneficial owners of Common Stock held of record by those owners. The Company will reimburse those brokers, custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with that service.

Q:	Where can I find the voting results of the Special Meeting?

A:	We intend to announce preliminary voting results at the Special Meeting and will disclose final voting results in a Current Report on Form 8-K that will be filed with the SEC not more than four business days following the Special Meeting.

QUESTIONS AND ANSWERS RELATING TO THE MERGER

What is the Merger?

Under the Merger Agreement, the Company will merge with and into DIT, with DIT surviving the Merger. Upon consummation of the Merger, each issued and outstanding share of the Company’s Common Stock will be converted into the right to receive one Class A Ordinary Share in the capital of DIT, except that the 2,000,000 shares of the Company’s Common Stock held by each of Zhixin Liu and Fu Liu will be converted into 2,000,000 Class B Ordinary Share to be held by Zhixin Liu and Fuliu, which shares are to be issued by DIT in connection with the Merger. Following the Merger, DIT will own and continue to conduct our business in substantially the same manner as it is currently being conducted by the Company and its subsidiaries. DIT will also be managed by the same Board of Directors and executive officers that manage the Company today.

Why does the Company want to engage in the Merger?

The Merger is part of a reorganization of the Company’s corporate structure approved by our Board of Directors that we expect will, among other things, result in a reduction in operational, administrative, legal and accounting costs over the long term. Please see the section entitled “The Merger Agreement—Background and Reasons for the Merger.” However, there can be no assurance that following the Merger we will be able to realize these expected benefits for the reasons discussed in the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—The expected benefits of the Merger and reorganization may not be realized.” We also have incurred and will continue to incur transaction costs (the significant majority of which will have been incurred and expensed prior to your vote on the proposal). Please see the section entitled “Summary Pro Forma Financial Information” for a description of these transaction costs.

Will the Merger affect current or future operations?

The Merger is not expected to have a material impact on how we conduct day-to-day operations. While the new corporate structure would not change our future operational plans to grow our business, including our focus on our China business, it may improve our ability to expand internationally. The location of future operations will depend on the needs of the business, which will be determined without regard to DIT’s jurisdiction of incorporation. Please see the section entitled “The Merger Agreement — Background and Reasons for the Merger.”

Is the Merger taxable to me?

U.S. holders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of DIT Class A Ordinary shares in exchange for the Company common stock. The aggregate tax basis in the Class A Ordinary shares of DIT received in the Merger will equal each such U.S. holder’s aggregate tax basis in the Company common stock surrendered. A U.S. holder’s holding period for the Class A Ordinary Shares of DIT that are received in the Merger generally should include such U.S. holder’s holding period for the common stock of the Company surrendered. Please see the section entitled “Taxation — Material United States Federal Income Tax Consequences Relating to the Merger and the Ownership and Disposition of DIT Ordinary Shares.”

THE TAX TREATMENT OF THE MERGER UNDER STATE LAW WILL DEPEND ON THE STATE. IT IS POSSIBLE THAT THE MERGER MAY BE TAXABLE UNDER THE TAX LAW OF SOME STATES, INCLUDING, FOR EXAMPLE, CALIFORNIA. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR PRIOR TO THE ANNUAL MEETING REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO YOU.

Has the U.S. Internal Revenue Service rendered a ruling on any aspects of the Merger?

No ruling has been requested from the U.S. Internal Revenue Service, or the IRS, in connection with the Merger.

When do you expect to complete the Merger?

If the adoption of the Merger Agreement is approved by our stockholders at the Annual Meeting, we anticipate that the Merger will become effective on or about April 20, 2026, although the Merger may be abandoned by our Board of Directors prior to its completion. Please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—Our Board of Directors may choose to defer or abandon the Merger.”

What types of information and reports will DIT make available to shareholders following the Merger?

Following completion of the Merger, DIT is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. DIT will remain subject to the mandates of the Sarbanes-Oxley Act of 2002, or the Sarbanes- Oxley Act, and, as long as the DIT’s Class A Ordinary Shares are listed on the NASDAQ Stock Market, or NASDAQ, the governance and disclosure rules of that stock exchange. However, as a foreign private issuer, DIT will be exempt from certain rules under the Exchange Act that would otherwise apply if DIT were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

●	DIT may include in its SEC filings financial statements prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, or with the International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, without reconciliation to U.S. GAAP;

●	DIT will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example,

●	DIT will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, DIT will need to promptly furnish reports on Form 6-K any information that DIT (a) makes or is required to make public under the laws of the British Virgin Islands, (b) files or is required to file under the rules of any stock exchange or (iii) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, DIT will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, DIT will be required to file an annual report on Form 20-F within four months after its fiscal year end;

●	DIT will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

●	DIT will not be required to conduct advisory votes on executive compensation;

●	DIT will be exempt from filing quarterly reports under the Exchange Act with the SEC;

●	DIT will not be subject to the requirement to comply with Regulation Fair Disclosure, or Regulation FD, which imposes certain restrictions on the selected disclosure of material information; and
●	DIT will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act.

DIT expects to take advantage of these exemptions if the Merger is effected. Accordingly, after the completion of the Merger, if you hold DIT securities, you may receive less information about DIT and its business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently..

If DIT loses its status as a foreign private issuer at some future time, then it will no longer be exempt from such rules and, among other things, will be required to file periodic reports and financial statements as if it were a company incorporated in the United States. The costs incurred in fulfilling these additional regulatory requirements could be substantial. Please see the sections entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—The expected benefits of the Merger and reorganization may not be realized” and “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—If DIT fails to qualify as a foreign private issuer upon completion of the Merger, or loses its status as a foreign private issuer at some future time, DIT would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.”

Do I have to take any action to exchange my common stock and receive DIT Class A Ordinary Shares?

The Company common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of DIT Class A Ordinary Shares and such shares will be registered in your name (or your broker’s name, as applicable) in DIT’s register of members upon completion of the Merger, without any further action on your part. Upon completion of the Merger, only registered shareholders reflected in DIT’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon DIT Class A Ordinary Shares registered in their respective names. Any attempted transfer of the Company stock prior to the Merger that is not properly documented and reflected in the stock records maintained by the Company’s transfer agent as of immediately prior to the Effective Time will not be reflected in DIT’s register of members upon completion of the Merger. Registered holders of DIT’s Class A Ordinary Shares seeking to transfer DIT Class A Ordinary Shares following the Merger will be required to provide customary transfer documents required by DIT’s transfer agent to complete the transfer.

If you hold the Company’s common stock in uncertificated book-entry form (for example, if you hold your shares through a broker), at the time the Merger becomes effective in the State of Nevada, or the Effective Time, the Company common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of DIT Class A Ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in book-entry form without any action on your part.

If you hold the Company’s common stock in certificated form, you may exchange your stock certificates for new DIT share certificates promptly following the Merger. We will request that all the Company stock certificates be returned to DIT’s transfer agent following the Merger. Soon after the closing of the Merger, you will be sent a letter of transmittal from our exchange agent. It is expected that, prior to the Effective Time, West Coast Stock Transfer, Inc. will be appointed as our exchange agent for the Merger. The letter of transmittal will contain instructions explaining the procedure for surrendering your stock certificates for new DIT share certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

The Company’s current transfer agent is West Coast Stock Transfer, Inc., which will continue to serve as the transfer agent for DIT Class A Ordinary Shares after the Effective Time.

What happens to the Company stock options at the Effective Time of the Merger?

At the Effective Time, all outstanding and unexercised portions of each option, warrant and security exercisable or convertible by its terms into the common stock of the Company (including convertible promissory notes), whether vested or unvested, which is outstanding immediately prior to the Effective Time (each, a “Company Stock Option”) shall be assumed by DIT and shall be deemed to constitute an option, warrant or convertible security, as the case may be, to acquire the same number of Class A Ordinary Shares of DIT as the holder of such Company Stock Option would have been entitled to receive had such holder exercised or converted such Company Stock Option in full immediately prior to the Effective Time (not taking into account whether such Company Stock Option was in fact exercisable or convertible at such time), at the same exercise price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other material terms and conditions; and DIT shall take all steps to ensure that a sufficient number of Class A Ordinary Shares is reserved for the exercise of such Company Stock Options. Please see the section entitled “Proposal One - The Merger Agreement—The Merger” and “Proposal One - The Merger Agreement—Stock Compensation and Benefit Plans and Programs” for more information.

Can I trade my Company common stock before the Merger is completed?

Yes. the Company common stock will continue trading on NASDAQ through the last trading day prior to the date of completion of the Merger, which date of completion is expected to be around April 20, 2026 (Eastern time).

After the Merger, where can I trade my DIT Class A Ordinary Shares?

We expect that as of the Effective Time, the DIT Class A Ordinary Shares will be authorized for listing on NASDAQ, and we expect such shares will be traded on the exchange under the symbol “DTSS.”

How will my rights as a shareholder of DIT change after the Merger relative to my rights as a stockholder of the Company prior to the Merger?

Because of differences between Nevada law and British Virgin Islands law and differences between the governing documents of the Company and DIT, we are unable to adopt governing documents for DIT that are identical to the governing documents for the Company, but we have attempted to preserve in the memorandum and articles of association of DIT the same allocation of material rights and powers between the shareholders and our Board of Directors that exists under the Company’s bylaws and certificate of incorporation.

Nevertheless, DIT’s proposed memorandum and articles of association differ from the Company’s bylaws and certificate of incorporation, both in form and substance, and your rights as a shareholder of DIT will change relative to your rights as a stockholder of the Company as a result of the Merger and you may not be afforded as many rights as a shareholder of DIT under applicable laws and the DIT memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws. Please see the sections entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—Your rights as a stockholder of the Company will change as a result of the Merger and you may not be afforded as many rights as a shareholder of DIT under applicable laws and the DIT memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws.”

Notwithstanding the foregoing, the changes above may not change your rights as a shareholder significantly in practice because the Company has a concentrated ownership structure with a few stockholders each holding more than five percent (5%) of the Company’s common stock. For further details on the security ownership of certain beneficial owners of the Company, please see the section entitled “Proposal Two – Approval of the Share Exchange Proposal – Effects of the Share Exchange.”

Additionally, as a foreign private issuer, DIT will be permitted to follow corporate governance practices in accordance with BVI laws in lieu of certain NASDAQ corporate governance standards. However, we do not intend to initially rely on any NASDAQ exemptions or accommodations for foreign private issuers following the Merger. Please see the sections entitled “Proposal One - Approval of the Adoption of the Merger Agreement—The Merger Agreement—Background and Reasons for the Merger.”

SUMMARY PRO FORMA FINANCIAL INFORMATION

A pro forma condensed consolidated balance sheet for DIT is not presented in this Proxy Statement because there are no significant pro forma adjustments required to be made to the historical consolidated financial statements of the Company to give effect to the transaction. The transaction will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Please see the section entitled “The Merger Agreement — Accounting Treatment of the Merger.”

Reference is made to the consolidated financial statements of the Company, including the notes to the financial statements, in the Company’s Quarterly Report on Forms 10-Q for the periods ended September 30, 2025 and December 31, 2025, and the Company’s Annual Reports on Form 10-K for the year ended June 30, 2025, and June 30, 2024, which are incorporated by reference into this Proxy Statement. Please refer to the section in this Proxy Statement entitled “Where You Can Find Additional Information.”

We estimate that the costs incurred in connection with the Merger and re-domicile will amount to approximately $62,310, with the significant majority having been incurred prior to your vote on the proposal. The transaction costs have been or will be reflected in general and administrative expense in our condensed consolidated statement of operations in the period incurred.

RISK FACTORS AND CAUTION REGARDING FORWARD-LOOKING STATEMENTS

In considering whether to vote in favor of the proposal to adopt the Merger Agreement in connection with the Merger, you should carefully consider the following risks or investment considerations, in addition to the other information in this Proxy Statement. In addition, please note that this Proxy Statement contains or incorporates by reference “forward-looking statements” and “forward-looking information” under applicable securities laws. These forward-looking statements include, but are not limited to, statements about the Merger and reorganization and our plans, objectives, expectations and intentions with respect to future operations, including the benefits or impact described in this Proxy Statement that we expect to achieve as a result of the Merger and reorganization. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates,” “continues,” “may,” “intends,” “plans” or similar expressions in this Proxy Statement or in the documents incorporated by reference. Any forward-looking statements in this Proxy Statement reflect only expectations that are current as of the date of this Proxy Statement or the date of any document incorporated by reference in this document, as the case may be, are not guarantees of performance, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our ability to control. Further, these forward-looking statements are based on assumptions with respect to business strategies and decisions that are subject to change. Actual results or performance may differ materially from those we express in our forward-looking statements. Except as may be required by applicable securities laws, we disclaim any obligation or undertaking to disseminate any updates or revisions to our statements, forward-looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.

Set forth below, we have identified the factors, among others, that you should consider before making a decision on whether or not to vote in favor of the proposal to adopt the Merger Agreement, and we have identified certain of the risks that could cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein. You should consider these risks when deciding how to vote. In addition, you should also review carefully the risks affecting our business generally that could also cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein.

Risks Relating to the Merger and Reorganization

Your rights as a stockholder of the Company will change as a result of the Merger and you may not be afforded as many rights as a shareholder of DIT under applicable laws and the DIT memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws.

Because of differences between Nevada law and the BVI law and differences between the governing documents of the Company and DIT, we are unable to adopt governing documents for DIT that are identical to the governing documents for the Company, but we have attempted to preserve in the memorandum and articles of association of DIT the same allocation of material rights and powers between the shareholders and our Board that exists under the Company’s bylaws and certificate of incorporation. Nevertheless, DIT’s proposed memorandum and articles of association differ from the Company’s bylaws and certificate of incorporation, both in form and substance, and your rights as a shareholder will change. For example:

●	Under the Nevada Revised Statutes (“NRS”), a corporation may not engage in a business in combination with an interested stockholder for a period of two years after the time of the transaction in which the person became an interested stockholder. However, there is no equivalent provision under the Companies Act, or DIT’s memorandum articles of association prohibiting business combinations with interested stockholders.

●	Under the NRS, any person who has been a stockholder of record and owns not less than 15 percent of all of the issued and outstanding shares, or has been authorized in writing by the holders of at least 15 percent of all issued and outstanding shares, upon written demand with the required affidavit, is entitled to inspect, make copies or conduct an audit of the corporation’s books and records for a proper purpose during the usual hours for business. Under the Companies Act, a member of DIT is entitled, on giving written notice to DIT, to inspect (a) the memorandum and articles of association of DIT; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to DIT’s memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to DIT’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

●	Under the NRS, a stockholder may bring a derivative suit provided the requirements to do so under the NRS have been met. However, for a BVI company, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors, rather than the members, and a member of DIT would be entitled to bring a derivative action on behalf of DIT only in certain limited circumstances. Our BVI counsel is not aware of any reported class actions having been brought in a BVI court. Class actions are not recognized in the BVI, but groups of members with identical interests may bring representative proceedings, which are similar.

As a result of different shareholder voting requirements in the British Virgin Islands relative to Nevada, we will have less flexibility with respect to our ability to amend our constitutional documents and enter into certain business combinations than we now have.

Under Nevada law and our current bylaws and certificate of incorporation, our bylaws and certificate of incorporation may be amended by the vote of a majority of shares of stock entitled to vote on the matter to approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares. BVI law requires a special resolution of not less than two-thirds of the shareholder votes cast at a general meeting for any amendment to the memorandum and articles of association of DIT. As a result of this BVI law requirement, situations may arise where the flexibility we now have under Nevada law would have provided benefits to our stockholders that will not be available in the BVI.

In addition, under BVI, certain corporate transactions, such as a merger, require the approval of a special resolution of not less than two-thirds of the shareholder votes cast at a general meeting or, if the share capital of the Company is divided into different classes of shares, and the rights attaching to any class of shares of the merged entity differ from those attaching to the shares of the other constituent company, the articles of association of DIT also require a shareholder resolution by majority in number representing 66 2/3% of the holders of the Shares entitled to vote and present in person or by proxy at the meeting of the relevant class. By contrast, a merger under Nevada law would only require a simple majority of the outstanding stock of the company entitled to vote thereon. The increased shareholder approval requirements may limit our flexibility to enter into or complete certain business combinations that may be beneficial to shareholders.

The laws of the BVI may not provide DIT shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

DIT’s corporate affairs are governed by its memorandum and articles of association, as amended and restated from time to time, the Companies Act, and the common law of the BVI. The rights of shareholders to take action against DIT’s directors, actions by minority shareholders and the fiduciary duties of DIT’s directors to DIT under BVI law are to a large extent governed by the common law of the BVI. The common law in the BVI is derived in part from comparatively limited judicial precedent in the BVI and from English common law, the decisions of whose courts are of persuasive authority but are not binding on a court in the BVI. The rights of DIT’s shareholders and the fiduciary duties of its directors under BVI law, are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions of the United States. In particular, the BVI has a less exhaustive body of securities laws than the United States. In addition, some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the BVI. There is no statutory recognition in the BVI of judgments obtained in the U.S., although the courts of the BVI will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. As a result of all of the above, DIT’s shareholders have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling members than they would as members of a U.S. public company. In addition, shareholders of BVI companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States. The BVI courts are also unlikely to impose liability against DIT, in original actions brought in the BVI, based on certain civil liabilities provisions of U.S. securities laws.

The expected benefits of the Merger and reorganization may not be realized.

We have presented in this Proxy Statement the anticipated benefits of the Merger and reorganization. Please see the section entitled “The Merger Agreement — Background and Reasons for the Merger.” We cannot be assured that all of the goals of the Merger and reorganization will be achievable, and some or all of the anticipated benefits of the Merger and reorganization may not occur, particularly as the achievement of the benefits are in many important respects subject to factors that we do not control. These factors would include such things as the reactions of third parties with whom we enter into contracts and do business and the reactions of investors and analysts. In addition, the anticipated reduction of SEC reporting requirements and related expenses may not be achieved in the event of changes to the SEC rules applicable to foreign private issuers or if we fail to qualify as a foreign private issuer. While we expect the Merger and reorganization will enable us to reduce our operational, administrative, legal and accounting costs over the long term, these benefits may not be achieved.

As a foreign private issuer, DIT will not be required to provide its shareholders with the same information as the Company would if the Company remained a U.S. public issuer and, as a result, you may not receive as much information about DIT as you did about the Company and you may not be afforded the same level of protection as a shareholder of DIT under applicable laws and the DIT memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws.

Following the completion of the Merger, DIT is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. Qualification as a foreign private issuer is determined solely under SEC rules based on factors such as shareholder composition, location of management and assets and principal place of business, and is independent of DIT’s classification as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Internal Revenue Code. DIT will remain subject to the mandates of the Sarbanes-Oxley Act, and, as long as the DIT’s Class A Ordinary Shares are listed on the Nasdaq, the governance and disclosure rules of that stock exchange. However, as a foreign private issuer, DIT will be exempt from certain rules under the Exchange Act that would otherwise apply if DIT were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

●	DIT may include in its SEC filings financial statements prepared in accordance with U.S. GAAP or with IFRS as issued by the IASB without reconciliation to U.S. GAAP;

●	DIT will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, DIT will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, DIT will need to promptly furnish reports on Form 6-K any information that DIT (a) makes or is required to make public under the laws of the BVI, (b) files or is required to file under the rules of any stock exchange or (c) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, DIT will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, DIT will be required to file an annual report on Form 20-F within four months after its fiscal year end;

●	DIT will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

●	DIT will not be required to conduct advisory votes on executive compensation;

●	DIT will be exempt from filing quarterly reports under the Exchange Act with the SEC;

●	DIT will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

●	DIT will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

DIT expects to take advantage of these exemptions if the Merger is effected as NASDAQ rules permit a foreign private issuer like DIT to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is DIT’s home country, may differ significantly from the NASDAQ corporate governance listing standards. Although DIT does not currently plan to utilize the home country exemption for corporate governance matters, to the extent that they choose to do so in the future, DIT’s shareholders may be afforded less protection than they otherwise would under the NASDAQ corporate governance listing standards applicable to U.S. domestic issuers.

Accordingly, after the completion of the Merger, if you hold DIT securities, you may receive less information about DIT and its business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently. However, consistent with our policy of seeking input from, and engaging in discussions with, our stockholders, on executive compensation matters, DIT intends to provide disclosure relating to its executive compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every three years after the Merger is effected. However, DIT expects to review this practice after the next such advisory vote and may at that time or in the future determine to conduct such advisory votes more frequently or to not conduct them at all.

If DIT fails to qualify as a foreign private issuer upon completion of the Merger, or loses its status as a foreign private issuer at some future time, DIT would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

Following completion of the Merger, DIT is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. As a foreign private issuer, DIT will be exempt from certain rules under the Exchange Act that would otherwise apply if DIT were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. As a foreign private issuer, DIT will not be required to provide its shareholders with the same information as the Company would if the Company remained a U.S. public issuer and, as a result, you may not receive as much information about DIT as you did about the Company and you may not be afforded the same level of protection as a shareholder of DIT under applicable laws and the DIT memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws.” While DIT is expected to qualify as a foreign private issuer following the completion of the Merger, if DIT fails to qualify as a foreign private issuer upon completion of the Merger, or loses its status as a foreign private issuer at some future time, DIT will be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

If we prepare our financial statements in accordance with IFRS following the Merger, there may be a significant effect on our reported financial results.

The SEC permits foreign private issuers to file financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). At any time in the future, as a foreign private issuer, we may decide to prepare our financial statements in accordance with IFRS as issued by the IASB. The application by us of different accounting standards, a change in the rules of IFRS as issued by the IASB, or in the SEC’s acceptance of such rules, could have a significant effect on our reported financial results. Additionally, U.S. GAAP is subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. IFRS are subject to interpretation by the IASB. A change in these principles or interpretations could have a significant effect on our reported financial results.

DIT will be subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure may increase both DIT’s costs and the risk of non-compliance.

DIT will be subject to rules and regulations by various governing bodies, including, for example, the Securities and Exchange Commission, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law, including the laws of the BVI. DIT’s efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to DIT’s disclosure and governance practices. If DIT fails to address and comply with these regulations and any subsequent changes, DIT may be subject to penalty and our business may be harmed.

Changes in domestic and foreign laws, including tax law changes, could adversely affect DIT, its subsidiaries and its shareholders, and our effective tax rate may increase whether we effect the Merger or not.

Changes in tax laws, regulations or treaties or the interpretation or enforcement thereof, in both or either of the U.S. or BVI, could adversely affect the tax consequences of the Merger to DIT and its shareholders and/or our effective tax rates (whether associated with the Merger or otherwise). While the Merger is not anticipated to have any material impact on our effective tax rate, there is uncertainty regarding the tax policies of the jurisdictions where we operate, and our effective tax rate may increase and any such increase may be material.

The enforcement of civil liabilities against DIT may be more difficult.

After the Merger, all of our executive officers and a majority of our directors will reside outside of the United States. As a result, it may be more difficult to effect service of process within the United States or elsewhere upon any of these persons and it may also be difficult to enforce, both in and outside of the United States or the British Virgin Islands, court judgments you may obtain in the U.S. courts against these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Because DIT is a BVI company, investors could also experience more difficulty enforcing judgments obtained against DIT in U.S. courts than would currently be the case for U.S. judgments obtained against the Company. It may be difficult or impossible for you to bring an action against DIT in the British Virgin Islands if you believe your rights under the U.S. securities laws have been infringed. In addition, there is uncertainty as to whether the courts of the British Virgin Islands or the United States would recognize or enforce judgments of U.S. courts against DIT or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state and it is uncertain whether such British Virgin Islands or United States courts would hear original actions brought in the British Virgin Islands or United States against DIT or such persons predicated upon the securities laws of the U.S. or any state.

The market for DIT shares may differ from the market for the Company shares.

Although it is anticipated that the DIT Class A Ordinary Shares will be authorized for listing on Nasdaq under the symbol “DIT”, as a company incorporated under the laws of the BVI, shares of DIT may appeal to different institutional investors, or impact the level of investment by current investors who may prefer or be required by internal guidelines to invest in companies that are incorporated in the United States. Accordingly, the reorganization may impact our institutional investor base, or the level of their respective investments in our securities, and may result in a change in the market prices, trading volume and volatility of the DIT shares from those of the Company shares.

We expect to incur transaction costs and adverse financial consequences in the year of completion of the Merger.

The substantial majority of the transaction costs in connection with the Merger will be incurred regardless of whether the Merger is completed and prior to your vote on the proposal. We expect to incur costs and expenses, including professional fees, to comply with the BVI corporate and other laws. In addition, we expect to incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses, and financial printing expenses in connection with the Merger, even if the Merger is not approved or completed.

The Merger also may negatively affect us by diverting attention of our management and employees from our operating business during the period of implementation and by increasing other administrative costs and expenses.

Handling of mail

Mail addressed to DIT and received at its registered office will be forwarded unopened to the forwarding address supplied by DIT to be dealt with. None of the DIT, its directors, officers, advisors or service providers (including the organization which provides registered office services in the BVI) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address.

Our Board of Directors may choose to defer or abandon the Merger

Completion of the Merger may be deferred or abandoned, at any time, by action of our Board of Directors, whether before or after the Annual Meeting. While we currently expect the Merger to take place promptly after the proposal to adopt the Merger agreement is approved at the Annual Meeting, our Board of Directors may defer completion either before or for a significant time after the Annual Meeting or may abandon the Merger because of, among other reasons, changes in existing or proposed laws, our determination that the Merger would involve tax or other risks that outweigh their benefits, our determination that the level of expected benefits associated with the Merger would otherwise be reduced, a dispute with the taxation authorities over the Merger (or certain aspects thereof), an unexpected increase in the cost to complete the Merger or any other determination by our Board of Directors that the Merger would not be in the best interests of the Company or its stockholders or that the Merger would have material adverse consequences to the Company or its stockholders.

PROPOSAL ONE – APPROVAL OF THE ADOPTION OF THE MERGER

AGREEMENT AND THE MERGER

The Merger Agreement

The following includes a brief summary of the material provisions of the Merger Agreement, a copy of which is attached as Appendix A and incorporated by reference into this Proxy Statement. We encourage you to read the Merger Agreement in its entirety for a more complete description of the Merger. In the event of any discrepancy between the terms of the Merger Agreement and the following summary, the Merger Agreement will control.

Introduction

The Merger Agreement you are being asked to adopt at the Meeting provides for a merger that would result in your shares of the Company common stock being converted into the right to receive an equal number of class A Ordinary Shares issued by DIT, a business company incorporated under the laws of the BVI. Under the Merger Agreement, the Company will merge with and into DIT, a wholly owned subsidiary of the Company, with DIT surviving the Merger. The Merger is structured as a downstream merger permitted under applicable Nevada law and the BVI Business Companies Act, as confirmed by counsel to the Company. If the Merger Agreement is adopted by the stockholders, we anticipate that the Merger will become effective on or around April 20, 2026. Following the Merger, DIT will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries. Immediately following the Merger, you will own an interest in DIT, which will be managed by the same Board of Directors and executive officers that managed the Company immediately prior to the Merger. Additionally, the consolidated assets, liabilities and employees of DIT will be the same as those of the Company immediately prior to the Merger.

The Parties to the Merger

Datasea is a Nevada-based holding company incorporated in the State of Nevada in 2014 under the name Rose Rock Inc, with subsidiaries and operating entities in Delaware, USA and China. On May 27, 2015, the Company changed its corporate name to Datasea Inc. As of the date hereof, the Company has 10,447,153 shares of its Common Stock issued and outstanding.

Datasea focuses on acoustic high-tech and AI multimodal digitalization and achieve large scale application and growth in fields such as industrial, agricultural, healthcare, medical and IoT (Internet of Things) to various corporate and individual customers. Our acoustic products find extensive applications across various industries and sectors, including sonic antivirus, sonic beauty, sonic medical treatments, and sonic agriculture. Our AI multimodal digitalization service include full spectrum services from standardized platform services to customized system solutions to optimize cost and improve efficiencies.

DIT is a newly incorporated BVI business company incorporated under the laws of the BVI and currently a wholly owned subsidiary of the Company. DIT does not have a significant amount of assets or liabilities and has not engaged in any business since its incorporation other than activities associated with its anticipated participation in the Merger. Following the Merger, DIT, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries.

The principal executive offices of the Company is located at Room 302-5, Building C, Gemdale Viseen International Center, No.5 Shengfang Road Daxing District, Beijing, People’s Republic of China 102600. The registered office is at c/o Ogier Global (BVI) Limited, Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola, British Virgin Islands.

Background and Reasons for the Merger

We believe the Merger, which would change our place of incorporation from the United States to the BVI, is consistent with our international corporate strategy and would allow us to reduce operational, administrative, legal and accounting costs over the long term. From a legal and structural perspective, the transaction has been structured as a downstream merger under applicable Nevada law and the BVI Business Companies Act (As Revised), which structure has been reviewed and confirmed by counsel to the Company.

As noted, following the completion of the Merger, DIT is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC and we expect that the reduced reporting obligations associated with being a foreign private issuer will reduce operational, administrative, legal and accounting costs in the long term. DIT will remain subject to the mandates of the Sarbanes-Oxley Act, and, as long as DIT’s Class A Ordinary Shares are listed on the Nasdaq, the governance and disclosure rules of that stock exchange. However, as a foreign private issuer, DIT will be exempt from certain rules under the Exchange Act that would otherwise apply if DIT were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

●	DIT may include in its SEC filings financial statements prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, or with the International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, without reconciliation to U.S. GAAP;

●	DIT will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, DIT will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, DIT will need to promptly furnish reports on Form 6-K any information that DIT (a) makes or is required to make public under the laws of the BVI, (b) files or is required to file under the rules of any stock exchange or (iii) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, DIT will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, DIT will be required to file an annual report on Form 20-F within four months after its fiscal year end;

●	DIT will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

●	DIT will not be required to conduct advisory votes on executive compensation;

●	DIT will be exempt from filing quarterly reports under the Exchange Act with the SEC;

●	DIT will not be subject to the requirement to comply with Regulation Fair Disclosure, or Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

●	DIT will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

DIT may elect to rely on certain exemptions available to foreign private issuers, as permitted under NASDAQ rules, which allow a foreign private issuer to follow certain corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is DIT’s home country, may differ significantly from the NASDAQ corporate governance listing standards. Although DIT does not currently plan to utilize the home country exemption for corporate governance matters, to the extent that they choose to do so in the future, DIT’s shareholders may be afforded less protection than they otherwise would under the NASDAQ corporate governance listing standards applicable to U.S. domestic issuers.

Accordingly, after the completion of the Merger, if you hold DIT securities, you may receive less information about DIT and its business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently.

We believe the Merger and the related reorganization will enhance stockholder value. However, we cannot predict what impact, if any, the Merger and reorganization will have in the long term in light of the fact that the achievement of our objectives depends on many things, including, among other things, future laws and regulations, as well as the development of our business.

For a discussion of the risk factors associated with the Merger and reorganization, please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization.”

Disadvantages of Reorganizing in the BVI

There are certain disadvantages that accompany reorganizing in the BVI, including:

●	the BVI has a different body of securities laws and corporate laws as compared to the United States and may provide significantly less protection to investors;

●	BVI companies may not have standing to sue before the federal courts of the United States;

●	subject to certain qualifications, there is no statutory enforcement in the British Virgin Islands of judgments obtained in the U.S.; and

●	DIT’s memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between it and our officers, directors and shareholders be arbitrated.

DIT’s corporate affairs are governed by its memorandum and articles of association, as amended and restated from time to time, the Companies Act, and the common law of the BVI. The rights of shareholders to take action against DIT’s directors, actions by minority shareholders and the fiduciary duties of DIT’s directors to DIT under BVI law are to a large extent governed by the common law of the BVI. The common law in the BVI is derived in part from comparatively limited judicial precedent in the BVI and from English common law, the decisions of whose courts are of persuasive authority but are not binding on a court in the BVI. The rights of DIT’s shareholders and the fiduciary duties of its directors under BVI law, are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions of the United States. In particular, the BVI has a less exhaustive body of securities laws than the United States. In addition, some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the BVI. There is no statutory recognition in the BVI of judgments obtained in the U.S., although the courts of the BVI will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. As a result of all of the above, DIT’s shareholders have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling members than they would as members of a U.S. public company. In addition, shareholders of BVI companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States. The BVI courts are also unlikely to impose liability against DIT, in original actions brought in the BVI, based on certain civil liabilities provisions of U.S. securities laws.

Additionally, a significant portion of our operations are conducted in the PRC, and a significant portion of our assets are located in the PRC. After the Merger, a majority of DIT’s directors and all of its executive officers will continue to reside outside of the United States, and all or a substantial portion of such persons’ assets are or may be located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon DIT or such persons, or to enforce against them in courts of the United States, BVI or PRC, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may be difficult or impossible for you to bring an action against DIT in the British Virgin Islands if you believe your rights under the U.S. securities laws have been infringed. In addition, there is uncertainty as to whether the courts of the British Virgin Islands or the United States would recognize or enforce judgments of U.S. courts against DIT or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state and it is uncertain whether such British Virgin Islands or United States courts would hear original actions brought in the British Virgin Islands or United States against DIT or such persons predicated upon the securities laws of the U.S. or any state.

The Merger

The steps that have been taken to date, and that will be taken, to complete the Merger are:

●	The Company has incorporated DIT, with the Company holding one Class A Ordinary share issued by DIT.

●	Following the Special Meeting, provided we have obtained the requisite stockholder approval, (i) the Company will merge with and into DIT, with DIT surviving the Merger, and (ii) all Class A Ordinary Shares of DIT issued and registered in the name of the Company shall be automatically cancelled and extinguished. All outstanding shares of the Company’s Common Stock, i.e. 10,447,153 shares, will be converted into the right to receive an equal number of Class A Ordinary Shares of DIT, except that the 2,000,000 shares of the Common Stock held by each of Zhixin Liu and Fu Liu will be converted into 2,000,000 Class B Ordinary Shares of DIT, respectively, which shares will be issued by DIT as fully paid and non-assessable as part of the Merger.

●	As a result, the existence of the Company will, upon completion of the Merger, cease and DIT shall continue as the surviving entity.

Immediately prior to the Effective Time, all outstanding and unexercised portions of each option, warrant and security exercisable or convertible by its terms into the common stock of the Company (including convertible promissory notes), whether vested or unvested, which is outstanding immediately prior to the Effective Time (each, a “Company Stock Option”) shall be assumed by DIT and shall be deemed to constitute an option, warrant or convertible security, as the case may be, to acquire the same number of Class A Ordinary Shares of DIT as the holder of such Company Stock Option would have been entitled to receive had such holder exercised or converted such Company Stock Option in full immediately prior to the Effective Time (not taking into account whether such Company Stock Option was in fact exercisable or convertible at such time), at the same exercise price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other material terms and conditions; and DIT shall take all steps to ensure that a sufficient number of Class A Ordinary Shares are authorized but unissued in order for Class A Ordinary Shares to be issued upon the exercise of such Company Stock Options.

The Merger Agreement may be amended, modified or supplemented at any time before or after it is adopted by the stockholders of the Company. However, after adoption by the stockholders, no amendment, modification or supplement may be made or effected that requires further approval by the Company stockholders without obtaining that approval.

Possible Abandonment

Pursuant to the Merger Agreement, the Board of Directors of the Company may exercise its discretion to terminate the Merger Agreement, and therefore abandon the Merger, at any time prior to the Effective Time, including after the adoption of the Merger Agreement by the Company’s stockholders.

Additional Agreements

DIT expects to enter into indemnification agreements with those directors, executive officers and other officers and employees (including officers and employees of its subsidiaries) who currently have indemnification agreements with the Company. The DIT indemnification agreements will be substantially similar to the Company’s existing indemnification agreements and will generally require that DIT indemnify and hold an indemnitee harmless to the fullest extent permitted by law for liabilities arising out of the indemnitee’s current or past association with DIT, any subsidiary of DIT or another entity where he or she is or was serving at DIT’s request as a director or officer or in a similar capacity that involves services with respect to any employee benefit plan. The indemnification agreements also provide for the advancement of defense expenses by DIT.

As part of the Merger, DIT will assume the Company’s equity compensation plan and other plans and programs as provided in the Merger Agreement as may be amended immediately prior to the Effective Time. Although the Merger will constitute a change in control for purposes of the foregoing equity compensation plans and other agreements with the Company’s executive officers, we will not incur any obligation as a result of the Merger under the terms of the plans and agreements since DIT will assume the plans and agreements and any such obligation will be waived in connection with the Merger, if applicable.

Conditions to Completion of the Merger

The following conditions must be satisfied or waived, if allowed by law, to complete the Merger and reorganization:

1.	the Merger Agreement has been adopted by the requisite vote of stockholders of the Company;

2.	none of the parties to the Merger Agreement is subject to any decree, order or injunction that prohibits the consummation of the Merger;

3.	the registration statement of which this Proxy Statement is a part has been declared effective by the SEC and no stop order is in effect;

4.	the DIT Class A Ordinary Shares to be issued pursuant to the Merger have been authorized for listing on Nasdaq, subject to official notice of issuance and satisfaction of other standard conditions;

5.	all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of the Company, DIT or their subsidiaries to consummate the Merger have been obtained or made; and

6.	the representations and warranties of the parties to the Merger Agreement set forth in the Merger Agreement are true and correct in all material respects, and the covenants of the parties set forth in the Merger Agreement (other than those to be performed after the Effective Time) have been performed in all material respects.

Our Board of Directors currently does not anticipate any circumstances in which it would waive the conditions listed above; however, in the event it determines that a waiver of any such conditions is in the best interests of our stockholders and that such change to the terms of the Merger does not make the disclosure provided to our stockholders materially misleading (for example, if a representation in the Merger Agreement is not true but there is otherwise no harm to the Company or our stockholders), our Board of Directors will not resolicit shareholder approval of the Merger. If a waiver of any condition listed above would make the disclosure provided to our stockholders materially misleading, our Board of Directors will resolicit shareholder approval of the Merger. Additionally, our Board of Directors reserves the right to defer or abandon the Merger.

Stock Compensation and Benefit Plans and Programs

As part of the Merger, DIT has agreed to assume all of the Company’s rights and obligations under the Company’s 2018 Equity Incentive Plan as may be amended immediately prior to the Effective Time. The plan that provides benefits to employees of subsidiaries of the Company will, upon being assumed by DIT, continue to provide benefits to such employees consistent with the current manner. For those plans that currently provide for the issuance of the Company common stock, following the Merger, DIT Class A Ordinary Shares will be issued, with no anticipated increase to our “overhang,” which we define for this purpose as the total number of shares required to be issued pursuant to the exercise of options and/or other equity awards outstanding and assumed by DIT in connection with the Merger or shares otherwise available for issuance under our equity compensation plans assumed by DIT. Except as described below, all rights to purchase or receive, or receive payment based on, the Company common stock arising under our equity compensation plans will entitle the holder to purchase or receive, or receive payment based on, as applicable, an equal number of DIT Class A Ordinary Shares.

Effective Time

Provided that we have obtained the requisite stockholder approval at the Special Meeting, we anticipate that the Merger will become effective on or about April 20, 2026. Our Board of Directors will have the right, however, to defer or abandon the Merger at any time if it concludes that completion of the Merger would not be in the best interests of the Company or our stockholders.

Management of DIT

Immediately prior to the Effective Time, the directors and officers of the Company at such time will be elected or appointed as the directors and officers of DIT (to the extent the directors and officers of DIT and the Company are not already identical), each such person to have the same office(s) with DIT (and the same class designations and committee memberships in the case of directors) as he or she held with the Company, with the directors to serve until the earlier of the next meeting of the DIT shareholders at which an appointment of directors of their respective classes is required or until their successors are elected or appointed (or their earlier death, disability or retirement).

Regulatory Requirements

Compliance with U.S. federal and state securities laws, Nasdaq rules and regulations and Nevada Revised Statutes (including the filing with the Secretary of State of the State of Nevada of a certificate of Merger) are required to complete the Merger. The Plan of Merger along with articles of Merger must also be filed with the Registry of Corporate Affairs in the British Virgin Islands in order to effect the Merger.

Rights of Dissenting Stockholders

Under the Nevada Revised Statutes, or the NRS, you will not have appraisal rights in connection with the Merger.

Ownership in DIT

The Company common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of DIT Class A Ordinary Shares and such shares will be registered in your name (or your broker’s name, as applicable) in DIT’s register of members upon completion of the Merger, without any further action on your part. Upon completion of the Merger, only registered shareholders reflected in DIT’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon DIT Class A Ordinary Shares registered in their respective names. Any attempted transfer of the Company stock prior to the Merger that is not properly documented and reflected in the stock records maintained by the Company’s transfer agent as of immediately prior to the Effective Time will not be reflected in DIT’s register of members upon completion of the Merger. Registered holders of DIT’s Class A Ordinary Shares seeking to transfer DIT Class A Ordinary Shares following the Merger will be required to provide authorizing resolutions and customary transfer documents required by DIT’s transfer agent to complete the transfer.

If you hold the Company’s common stock in uncertificated book-entry form (for example, if you hold your shares through a broker), at the Effective Time, the Company common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of DIT Class A Ordinary Shares and such shares will be registered in your name (or your broker’s name, as applicable) in book-entry form without any action on your part.

If you hold the Company’s common stock in certificated form, you may exchange your stock certificates for new DIT share certificates promptly following the Merger. We will request that all the Company stock certificates be returned to DIT’s transfer agent following the Merger. Soon after the closing of the Merger, you will be sent a letter of transmittal from our exchange agent. It is expected that, prior to the Effective Time, West Coast Stock Transfer, Inc. will be appointed as our exchange agent for the Merger. The letter of transmittal will contain instructions explaining the procedure for surrendering your stock certificates for new DIT share certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

The Company’s current transfer agent is West Coast Stock Transfer, Inc., which will continue to serve as the transfer agent for DIT Class A Ordinary Shares after the Effective Time.

Stock Exchange Listing

The Company’s common stock is currently listed on Nasdaq under the symbol “DTSS.” There is currently no established public trading market for DIT’s Class A Ordinary Shares. However, it is a condition to the completion of the Merger that the shares of DIT will be authorized for listing on Nasdaq, subject to official notice of issuance and satisfaction of other standard conditions. As such, we expect that as of the Effective Time, DIT’s Class A Ordinary Shares will be authorized for listing on Nasdaq, and we expect such shares will be traded on the exchange under the symbol “DTSS”. Only the Class A Ordinary Shares will be listed and traded on the Nasdaq.

It is anticipated that DIT will qualify as a foreign private issuer in the U.S. following the Merger. As a foreign private issuer, DIT will be permitted to follow corporate governance practices in accordance with BVI laws in lieu of certain Nasdaq corporate governance standards. However, we do not intend to initially rely on any home country exemptions or accommodations for foreign private issuers following the Merger.

Accounting Treatment of the Merger

The Merger will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, all assets and liabilities will be recorded at historical cost as an exchange between entities under common control. The transaction costs incurred in connection with the Merger and re-domicile have been or will be reflected in general and administrative expense in our condensed consolidated statement of operations in the period incurred.

Taxation

The following discussion of the material BVI, People’s Republic of China and United States federal income tax consequences is based upon laws and relevant interpretations thereof effective as of the date of this Proxy Statement, all of which are subject to change, possibly with retroactive effect. This discussion does not deal with all possible tax consequences relating to the Merger or otherwise, such as the tax consequences under state and local and tax laws.

BVI Taxation

The following summary contains a description of certain British Virgin Islands and U.S. federal income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of British Virgin Islands and regulations thereunder and on the tax laws of the U.S. and regulations thereunder as of the date hereof, which are subject to change.

British Virgin Islands Tax Considerations

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any Class A Ordinary Shares in DIT under the laws of their country of citizenship, residence or domicile.

Under Existing British Virgin Islands Laws.

DIT and all distributions, interest and other amounts paid by DIT to persons who are not tax resident in the British Virgin Islands will not be subject to any income, withholding or capital gains taxes in the British Virgin Islands, with respect to the Class A Ordinary Shares in DIT owned by them and dividends received on such shares, nor will they be subject to any estate or inheritance taxes in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any shares, debt obligation or other securities of DIT.

All instruments relating to transfers of property to or by DIT and all instruments relating to transactions in respect of the shares, debt obligations or other securities of DIT and all instruments relating to other transactions relating to the business of DIT are exempt from payment of stamp duty in the BVI. This assumes that DIT does not hold an interest in real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to DIT or its members.

People’s Republic of China Taxation

Under the China Income Tax (“CIT”) Law and its implementation rules, both effective on January 1, 2008, all domestic and foreign investment companies will be subject to a uniform enterprise income tax at the rate of 25% and dividends from PRC enterprises to their foreign shareholders will be subject to a withholding tax at a rate of 10% if the foreign investors are considered as non-resident enterprises without any establishment or place within the PRC or if the dividends payable have no connection with the establishment or place of the foreign investors within the PRC, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a lower withholding tax rate. In accordance with Caishui (2008) No. 1 issued by the Ministry of Finance, or MOF, and SAT on February 22, 2008, the accumulative undistributed profits of foreign investment companies generated before January 1, 2008, and distributed to foreign investors after year 2008, shall be exempt from withholding tax.

The CIT Law has introduced the concept of “resident enterprises” and corresponding tax liability on resident enterprises’ worldwide income, whilst “non-resident enterprises” without any place or establishment in the PRC are required to pay 10% income tax on their passive incomes from sources within China only. A resident enterprise refers to an enterprise that (i) was established/incorporated within the PRC or (ii) was established/incorporated under the laws of a foreign jurisdiction but has its “de facto management body” in the PRC. A non-resident enterprise refers to an enterprise which was established/incorporated under the laws of a foreign jurisdiction and does not have its “de facto management body” in the PRC, but has an establishment or place in the PRC, or has China-sourced income even though it does not have any establishment or place in the PRC.

Under the implementation rules of the CIT Law, “de facto management body” is defined as an organization that has material and overall management and control over the business, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued a Notice on Issues Relating to Determination of PRC-Controlled Offshore Enterprises as PRC Resident Enterprises Based on “De Facto Management Body” Test, or SAT Circular No. 82, under which, an offshore enterprise controlled by a PRC enterprise or a PRC enterprise group will be characterized as a “resident enterprise” due to the fact that its “de facto management body” is located within the PRC, if all of the following conditions are met at the same time: (i) the senior management personnel responsible for its daily operations and the place where the senior management departments discharge their responsibilities are located primarily in the PRC; (ii) its finance and human resources related decisions are made by or are subject to the approval of institutions or personnel located in the PRC; (iii) its major assets, books and records, company seals and minutes of its board of directors and shareholder meetings are located or kept in the PRC; and (iv) senior management personnel or 50% or more of the members of its board of directors with voting power of the enterprise reside in the PRC. SAT Circular No. 82 further specifies that the principle of “substance over form” shall be adopted in determining whether the “de facto management body” is located within China.

We currently are not treated as a PRC resident enterprise by the Chinese tax authority and as a result, we have not withheld PRC income taxes from our foreign investors and as a non-resident enterprise, we are subject to PRC withholding tax if we receive dividends directly from our PRC subsidiaries paid by them using funds out of their profits generated on and after January 1, 2008.

Nevertheless, a significant portion of our operations are currently based in the PRC and are likely to remain based in the PRC after the Merger. Moreover, a significant portion of our management team, who are in charge of finance and human resources related decisions, will perform their duties mainly in the PRC, and over 50% of our board members habitually reside in the PRC. Our main properties, accounting books and records, company seals and minutes of board meetings are maintained in China.

However, the rules regarding the determination of the “de facto management body” are relatively new and whether such rules may apply to us is unclear. Due to lack of further written clarification by the SAT, there is still a uncertainty around the interpretation of each of the four conditions as specified in SAT Circular No. 82 and the principle of “substance over form” and the implementation of SAT Circular No. 82 by Chinese tax authorities in practice. It also remains unclear what percentage of shares of an offshore enterprise must be held by a PRC entity or group in order for the offshore enterprise to be deemed as an offshore enterprise controlled by a PRC enterprise or a PRC enterprise group, and whether shares held by PRC resident individuals are counted pursuant to SAT Circular No. 82.

Due to the lack of clear guidance on the determination of our tax residency under the CIT Law, it remains unclear whether the PRC tax authorities will treat us as a PRC resident enterprise either before or after the Merger or what effect, if any, the Merger will have on the determination. As a result, we cannot express an opinion as to the likelihood that we will be subject to the tax applicable to resident enterprises or non-resident enterprises under the CIT Law. If DIT is treated as a PRC resident enterprise, it will be subject to PRC tax on its worldwide income at the 25% uniform tax rate, but the dividends distributed from its subsidiaries that are or deemed to be PRC resident enterprises should be tax-exempt income. In addition, if DIT is considered a PRC resident enterprise, the dividends paid by it to the non-PRC shareholders may be regarded as income from sources within the PRC pursuant to SAT Circular No. 82, and therefore the non-PRC institutional shareholders may be subject to a 10% withholding tax, and the non-PRC individual shareholders may be subject to a 20% withholding tax unless they are able to claim a lower tax rate pursuant to applicable tax treaties.

Furthermore, if DIT is treated as a PRC resident enterprise, there is a possibility that the capital gains realized by its non- PRC shareholders from the transfer of their shares may be regarded as income from sources within the PRC for PRC tax purposes. If such capital gains are taxed in China, the applicable income tax rate would be 10% for non-PRC institutional shareholders, and 20% for non-PRC individual shareholders. If the non-PRC shareholders are US residents that are eligible for PRC-US Tax Treaty benefits, whether capital gains should be taxed in China is unclear.

Pursuant to Paragraph 5 of Article 12 of the PRC-US Tax Treaty, gains from the alienation of shares of a company which is a PRC resident other than those mentioned in paragraph 4 representing a participation of 25 per cent may be taxed in China. Paragraph 6 of Article 12 of the PRC-US Tax Treaty further specifies that “[G]ains derived by a resident of a Contracting State from the alienation of any property other than that referred to in paragraphs 1 through 5 and arising in the other Contracting State may be taxed in that other Contracting State.” By virtue of this provision, the capital gains realized by the US residents may be taxed in the PRC if the capital gains are considered as “arising in” the PRC. Under the CIT Law and its implementing rules, the capital gains from transfer of shares may be considered as “arising in” the PRC if the enterprise whose shares are transferred is “located in” China. If DIT is considered a PRC resident enterprise, and if the Chinese tax authorities take the position that a PRC resident enterprise is deemed to be located in China, the capital gains realized by the US residents from transfer of their shares may be taxed in the PRC depending on how the PRC-US Tax Treaty is interpreted and implemented by the Chinese tax authorities.

Material United States Federal Income Tax Consequences Relating to the Merger and the Ownership and Disposition of DIT Ordinary Shares

The following is a summary of material U.S. federal income tax consequences of the Merger and of the ownership and disposition of DIT Class A Ordinary Shares after the Merger but does not purport to be a complete analysis of all the potential tax considerations relating thereto. To the extent the discussion relates to matters of U.S. federal income tax law, and subject to the qualifications herein, it represents the opinion of Hunter Taubman Fischer and Li LLC, our United States counsel. This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income or estate tax consequences different from those set forth below. We have not sought any ruling from the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of particular circumstances, nor does it address the U.S. federal income tax consequences to persons who are subject to special rules under U.S. federal income tax law, including:

●	banks, insurance companies or other financial institutions;

●	persons subject to the alternative minimum tax;

●	tax-exempt organizations;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid United States federal income tax;

●	dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	holders who acquired our stock as compensation or pursuant to the exercise of a stock option

●	persons who hold our common stock as a position in a hedging transaction, “straddle,” or other risk reduction transaction; or

●	persons who do not hold our common stock as a capital asset (within the meaning of Section 1221 of the Code).

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding common stock through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

In addition, unless expressly provided below, this discussion does not address any foreign, state, or local laws or U.S. federal estate and gift tax laws.

For purposes of this discussion, a U.S. holder is (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States (or treated as such under applicable U.S. tax laws), any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in effect under applicable law and regulations to be treated as a U.S. person for U.S. federal income tax purposes. A non-U.S. holder is a holder that is not a U.S. holder.

In the case of a partnership or entity classified as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partners of partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the Merger or of the ownership and disposition of DIT Class A Ordinary Shares.

Tax Consequences of the Merger to the Company and DIT

DIT Will Be Treated As a U.S. Corporation

Notwithstanding IRC Section 7701(a)(4), pursuant to Section 7874 of the Code, DIT will be treated as a U.S. corporation for all purposes under the Code because (i) after the Merger, DIT will not have substantial business activities in the BVI and (ii) the former holders of the Company common stock will hold, by reason of owning shares of the Company common stock, at least 80% or more of the DIT Class A Ordinary Shares. Because DIT will be treated as a U.S. corporation for all purposes under the Code, DIT will not be treated as a “passive foreign investment company,” as such rules apply only to non-U.S. corporations for U.S. federal income tax purposes.

Taxation of the Company and DIT

We expect that neither the Company nor DIT will incur U.S. income tax as a result of completion of the Merger.

Tax Consequences of the Merger to U.S. Holders and Reporting Requirements

U.S. holders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of DIT Class A Ordinary Shares in exchange for the Company common stock. The aggregate tax basis in the Class A Ordinary Shares of DIT received in the Merger will equal each such U.S. holder’s aggregate tax basis in the Company common stock surrendered. A U.S. holder’s holding period for the Class A Ordinary Shares of DIT that are received in the Merger generally will include such U.S. holder’s holding period for the common stock of the Company surrendered.

U.S. holders who owned at least 5% of the Company’s outstanding stock or the Company common stock with a basis of $1,000,000 or more for U.S. federal income tax purposes who receive DIT Class A Ordinary Shares as a result of the Merger will be required to file with such U.S. holders’ U.S. federal income tax returns for the year in which the Merger takes place a statement setting forth certain facts relating to the Merger. Such statements must include the U.S. holders’ tax basis in, and fair market value of, the Company common stock surrendered in the Merger.

U.S. holders should note that the state income tax consequences of the Merger depend on the tax laws of such state. It is possible that the Merger may be taxable under the tax laws of some states, including, e.g., California. U.S. holders are urged to consult their own tax advisors as to specific tax consequences to them of the Merger in light of their particular circumstances, including the applicability and effect of any state, local, or foreign tax laws and of changes in applicable tax laws.

Tax Consequences of the Ownership and Disposition of DIT Ordinary Shares to U.S. Holders

Distributions

DIT does not currently anticipate paying distributions on its Class A Ordinary Shares. In the event that distributions are paid, however, the gross amount of such distributions will be included in the gross income of the U.S. holder as dividend income on the date of receipt to the extent that the distribution is paid out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such dividends will be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations. Dividends received by non-corporate U.S. holders, including individuals, may be subject to reduced rates of taxation under current law. A U.S. holder may be eligible to claim a foreign tax credit with respect to any PRC withholding tax imposed on dividends paid by us. However, the foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code in the presence of the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income, or the U.S.-PRC Tax Treaty, are not entirely clear at this time. U.S. holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules and the U.S.-PRC Tax Treaty.

To the extent that dividends paid on DIT Class A Ordinary Shares exceed current and accumulated earnings and profits, the distributions will be treated first as a tax-free return of tax basis on the DIT Class A Ordinary Shares, and to the extent that the amount of the distribution exceeds tax basis, the excess will be treated as capital gain.

Sale or Other Disposition

U.S. holders of DIT Class A Ordinary Shares will recognize taxable gain or loss on any sale, exchange, or other taxable disposition of Class A Ordinary Shares equal to the difference between the amount realized for the DIT Class A Ordinary Shares and the U.S. holder’s tax basis in the ordinary shares. This gain or loss generally will be capital gain or loss. Non-corporate U.S. holders, including individuals, will be eligible for reduced tax rates if the DIT Class A Ordinary Shares have been held for more than one year. A U.S. holder’s holding period for DIT Class A Ordinary Shares should include such U.S. holder’s holding period for the ordinary shares of the Company surrendered in the Merger. The deductibility of capital losses is subject to limitations. A U.S. holder may be eligible to claim a foreign tax credit with respect to any PRC withholding tax imposed on gain from the sale or other disposition of DIT Class A Ordinary Shares. However, the foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code in the presence of the U.S.-PRC Tax Treaty are not entirely clear at this time. U.S. holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules and the U.S.-PRC Tax Treaty.

Recent Legislation

Recent legislation requires certain U.S. holders who are individuals, trusts or estates to pay a 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of shares of stock for taxable years beginning after December 31, 2012. U.S. holders should consult their own advisors regarding the effect, if any, of this legislation on their ownership and disposition of DIT Class A Ordinary Shares.

Consequences if the Merger Does Not Qualify as a Reorganization

If contrary to the opinion described above, the Merger fails to qualify as a reorganization, subject to the PFIC rules discussed below, a U.S. holder that exchanges its stock of the Company for the Merger consideration will recognize gain or loss equal to the difference between (i) the sum of (a) the fair market value of the DIT shares received, (b) the amount of cash consideration received pursuant to the Merger, and (c) any cash received in lieu of fractional DIT shares, and (ii) the U.S. holder’s adjusted tax basis in the stock of the Company exchanged. A U.S. holder’s aggregate tax basis in the DIT shares received will be the fair market value of those shares on the date the U.S. holder receives them. The U.S. holder’s holding period for the DIT shares received pursuant to the Merger will begin on the day after the date the U.S. holder receives such DIT.

Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the U.S. holder’s holding period for the shares of the Company exceeds one year at the time of the Merger. Long-term capital gains of non-corporate U.S. holders, including individuals, currently are subject to reduced rates of U.S. federal income taxation. Any gain recognized by a U.S. holder will be treated as income from sources within the United States for U.S. foreign tax credit limitation purposes. The deductibility of capital losses is subject to limitations under the Code.

PFIC Considerations

A non-U.S. corporation will be classified as a PFIC for any taxable year if at least 75 percent of its gross income consists of passive income (such as dividends, interest, rents, royalties or gains on the disposition of certain minority interests), or at least 50 percent of the average value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce, or are held for the production of, passive income (including for this purpose its pro rata share of the gross income and assets of any corporation in which it is considered to own at least 25 percent of the shares, by value).

The Company was a Domestic U.S. Corporation (and/or for any other reason that might be excluded from being characterized as a PFIC) and therefore was not a PFIC for its 2025 taxable year and does not expect to be a PFIC in its current year. If (a) the Company has been a PFIC for any taxable year during the holding period of a U.S. holder  (and a U.S. holder of the Company stock has not made certain elections with respect to its Company stock), and (b) DIT is not a PFIC in the taxable year of the Merger (as expected), such U.S. holder would likely recognize gain (but not loss if the Merger qualifies as a reorganization) upon the exchange of the Company stock for DIT shares pursuant to the Merger. The gain (or loss) would be computed as described above under “— Consequences if the Merger Does Not Qualify as a Reorganization.” Any such gain recognized by such U.S. holder on the exchange of the Company stock for DIT shares would be allocated ratably over the U.S. holder’s holding period for the Company stock. Such amounts allocated for the current taxable year and any taxable year prior to the first taxable year in which the Company was a PFIC would be treated as ordinary income, and not as capital gain, in the U.S. holder’s taxable year, and such amounts allocated to each other taxable year beginning with the year that the Company became a PFIC would be taxed at the highest tax rate in effect for each year to which the gain was allocated, together with a special interest charge on the tax attributable to each such year.

DIT believes that it was not a PFIC for its 2025 taxable year and, based on the nature of its business, and the current and anticipated composition of its income and assets (including the Company assets acquired in the Merger), DIT anticipates that it will not be treated as a PFIC for U.S. federal income tax purposes for the current taxable year or the foreseeable future, namely in connection with application of IRC Section 7874. However, this is a factual determination made annually after the close of each taxable year, based on DIT’s composition of income and assets and shareholders. Accordingly, in an abundance of caution, If DIT were characterized as a PFIC for any taxable year, U.S. holders of DIT shares would suffer adverse tax consequences. These consequences may include having gains realized on the disposition of offered shares treated as ordinary income rather than capital gains, and being subject to punitive interest charges on certain dividends and on the proceeds of the sale or other disposition of the DIT shares. U.S. holders would also be subject to annual information reporting requirements. In addition, if DIT were a PFIC in a taxable year in which DIT paid a dividend or the prior taxable year, such dividends would not be eligible to be taxed at the reduced rates applicable to qualified dividend income (as discussed above).

U.S. holders should consult their own tax advisors regarding the application of the PFIC rules to the exchange of the Company stock for Merger consideration pursuant to the Merger and, after the Merger, their ownership of the DIT shares.

Tax Consequences of the Merger to Non-U.S. Holders

The receipt of DIT Class A Ordinary Shares in exchange for the Company common stock will not be a taxable transaction to non-U.S. holders for U.S. federal income tax purposes.

Tax Consequences of the Ownership and Disposition of DIT Class Ordinary Shares to Non-U.S. Holders

Distributions

DIT does not currently anticipate paying distributions on its Class A Ordinary Shares. In the event that distributions are paid, however, such distributions will constitute dividends for U.S. tax purposes to the extent paid out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that dividends paid on DIT Class A Ordinary Shares exceed current and accumulated earnings and profits, the distributions will be treated first as a tax-free return of tax basis on the DIT Class A Ordinary Shares, and to the extent that the amount of the distribution exceeds tax basis, the excess will be treated as capital gain.

Any dividends paid to a non-U.S. holder by DIT are treated as income derived from sources within the United States and generally will be subject to U.S. federal income tax withholding at a rate of 30% of the gross amount of the dividends, or at a lower rate provided by an applicable income tax treaty if non-U.S. holders provide proper certification of eligibility for the lower rate (usually on IRS Form W-8BEN). Dividends received by a non-U.S. holder that are effectively connected with such holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, such dividend is attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.) are exempt from such withholding tax, provided that applicable certification requirements are satisfied. In such case, however, non-U.S. holders will be subject to U.S. federal income tax on such dividends, net of certain deductions, at the rates applicable to U.S. persons. In addition, corporate non-U.S. holders may be subject to an additional branch profits tax equal to 30% or such lower rate as may be specified by an applicable tax treaty on dividends received that are effectively connected with the conduct of a trade or business in the United States.

If non-U.S. holders are eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty, such non-U.S. holders may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale or Other Disposition

Any gain realized upon the sale or other disposition of DIT Class A Ordinary Shares generally will not be subject to U.S. federal income tax unless:

●	the gain is effectively connected with the conduct of a trade or business in the United States, and, if an income tax treaty applies, is attributable to a permanent establishment maintained by such holder in the U.S.;

●	the holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

●	DIT is or has been a “U.S. real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period during which the holder has held DIT Class A Ordinary Shares.

Non-U.S. holders whose gain is described in the first bullet point above will be subject to U.S. federal income tax on the gain derived from the sale, net of certain deductions, at the rates applicable to U.S. persons, within the meaning of the Code. Corporate non-U.S. holders whose gain is described in the first bullet point above may also be subject to the branch profits tax described above at a 30% rate or lower rate provided by an applicable income tax treaty. Individual non-U.S. holders described in the second bullet point above will be subject to a flat 30% U.S. federal income tax rate on the gain derived from the sale, which may be offset by U.S.-source capital losses, even though such non-U.S. holders are not considered to be residents of the United States.

A corporation will be a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50 percent of the aggregate of its real property interests (U.S. and non-U.S.) and its assets used or held for use in a trade or business. Because we do not currently own significant U.S. real property, we believe, but our special United States counsel has not independently verified, that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the applicable period that is specified in the Internal Revenue Code.

Backup Withholding and Information Reporting

Payments of dividends or of proceeds on the disposition of stock made to a holder of DIT Class A Ordinary Shares may be subject to information reporting and backup withholding at a current rate of 28% unless such holder provides a correct taxpayer identification number on IRS Form W-9 (or other appropriate withholding form) or establishes an exemption from backup withholding, for example by properly certifying your non-U.S. status on a Form W-8BEN or another appropriate version of IRS Form W-8. Payments of dividends to holders must generally be reported annually to the IRS, along with the name and address of the holder and the amount of tax withheld, if any. A similar report is sent to the holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the holder’s country of residence.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Recently Enacted Legislation Affecting Taxation of Our Common Stock Held by or Through Foreign Entities

Recently enacted legislation generally will impose a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid after December 31, 2012 to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). The legislation also will generally impose a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid after December 31, 2012 to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE MERGER AND THE

ADOPTION OF THE MERGER AGREEMENT AS DESCRIBED IN THIS PROPOSAL ONE.

PROPOSAL TWO - APPROVAL OF THE STOCK EXCHANGE PROPOSAL

Introduction

Proposal Two seeks stockholder approval that by virtue of the Merger and upon the Effective Time of the Merger, (i) the 2,000,000 shares of Common Stock of the Company held by each of Zhixin Liu and Fu Liu immediately prior to the Effective Time be converted into 2,000,000 Class B Ordinary Shares of DIT, respectively, and each other share of Common Stock held by each stockholder of the Company immediately prior to the Effective Time be converted into one Class A Ordinary Share of DIT.

Rights of Class A and Class B Ordinary Shares

Both Class A Ordinary Shares and Class B Ordinary Shares of DIT have identical economic rights, including rights to dividends and distributions, if any, and rights upon liquidation. Class A Ordinary Shares and Class B Ordinary Shares shall carry equal rights and rank pari passu with one another in all respects other than as set out below.

Holders of our Class A Ordinary Shares and Class B Ordinary Shares have the right to receive notice of, attend, speak and vote at meetings of shareholders of DIT. Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to vote at meetings of shareholders of DIT, and each Class B Ordinary Share shall be entitled to fifty (50) votes on all matters subject to vote at meetings of shareholders of DIT. Unless otherwise required under the Companies Act or by the articles of association, holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders.

Subject to any applicable adjustment pursuant to the memorandum and articles of association of DIT, each Class B Ordinary Share shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into fully paid Class A Ordinary Shares on a one-to-one basis. Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not an affiliate of such holder, such Class B Ordinary Shares validly transferred to the new holder shall be automatically and immediately converted into the equal number of Class A Ordinary Shares. A holder of Class A Ordinary Shares shall have no rights to convert Class A Ordinary Shares into Class B Ordinary Shares under any circumstances.

The Class A Ordinary Shares and Class B Ordinary Shares of DIT are created simultaneously as part of the same reorganization transaction pursuant to the Merger. No holder of the Company’s common stock will hold Class A Ordinary Shares or Class B Ordinary Shares of DIT prior to the effectiveness of the Merger. As a result, there is no pre-existing class of Class A Ordinary Shares whose rights are being varied or adversely affected by the Share Exchange, and no separate class vote of Class A holders is required in connection with the Share Exchange.

No other stockholder of the Company will be entitled to receive or convert Class A Ordinary Shares into Class B Ordinary Shares pursuant to Proposal Two.

Rationale of the Share Exchange

Currently, in respect of all matters subject to a shareholder’s vote, no business shall be transacted at any general meeting unless a quorum of members is present at the time. An ordinary resolution requires the affirmative vote of a simple majority of the votes cast, while a special resolution requires the affirmative vote of at least two-thirds of votes cast at a general meeting. A special resolution is required for certain important matters set out in our memorandum and articles of association, as amended from time to time.

The Board plans to issue Class B Ordinary Shares only to founders, key executives, members of the Board, or other individuals who are deeply involved in the Company’s strategic direction and long-term decision-making, as determined by the Board. The Board believes that the adoption of a dual-class share structure is appropriate at this stage of the Company’s development, as it enables the Company to maintain stable and consistent leadership while continuing to execute its long-term business strategy in a highly competitive and evolving market environment. In particular, the Board believes that issuing Class B Ordinary Shares to Zhixin Liu, the Company’s founder, Chief Executive Officer and Chairwoman of the Board, will allow her to continue to exercise effective leadership and oversight over the Company’s strategic initiatives, capital allocation priorities and key corporate actions. Ms. Liu has been instrumental in the Company’s growth and transformation since its inception and remains deeply involved in the Company’s day-to-day operations, strategic planning and execution. The Board believes that her continued ability to guide the Company’s long-term vision is critical to the Company’s future success.

The Board also considered the role of Fu Liu, a founder and director of the Company, in connection with the Share Exchange. Mr. Liu has extensive management experience and has been continuously involved in the Company’s strategic development, capital strategy and major investment and financing decisions. In addition, Mr. Liu has played an important role in supporting the Company’s access to industry resources, strategic partners and relevant business relationships in mainland China.

A majority of the members of the Board are independent directors, and all directors are subject to fiduciary duties under applicable law, including duties to act honestly, in good faith and in what they believe to be the best interests of the Company. The Board believes that the presence of independent directors provides effective oversight of management and helps balance the interests of all shareholders. The Board further believes that the Company’s proposed capital structure enhances stability, reduces the risk of disruption caused by short-term market pressures, and allows management to focus on executing strategies designed to promote sustainable long-term shareholder value.

Effects of the Share Exchange

Although the Board believes that the Share Exchange is in the best and commercial interests of our Company and shareholders, the voting rights of our Class A Ordinary Shares will be diluted if this Proposal 2 is approved. On the Record Date, Zhixin Liu held 3,283,274 shares of DTSS’s common stock, representing 3,283,274 votes or 31.43 % of the total voting power and Fu Liu held 2,952,695 shares of DTSS’s common stock, representing 2,952,695 votes or 28.26 % of the total voting power. Collectively, Zhixin Liu and Fu Liu held approximately 59.69% of the total voting power.

Assuming the Share Exchange is approved and completed, there will be 6,447,153 Class A Ordinary Shares issued and outstanding, representing 6,447,153 votes or 3.12% of the total voting power, and 4,000,000 Class B Ordinary Shares issued and outstanding, representing 200,000,000 votes or 96.88% of the total voting power, with Zhixin Liu holding 2,000,000 Class B Ordinary Shares and 1,283,274 Class A Ordinary Shares, representing 101,283,274 votes, or 49.06% of the total voting power and Fu Liu holding 2,000,000 Class B Ordinary Shares and 952,695 Class A Ordinary Shares, representing 100,952,695 votes, or 48.90% of the total voting power, while the holders of the remaining Class A Ordinary Shares having 4,211,184 votes, or 2.04% of the total voting power. Collectively, Zhixin Liu and Fu Liu hold approximately 97.96% of the total voting power after the share exchange.

Post-Merger Capitalization of DIT

Class of Shares	Number of Authorized Shares	No. of Issued and Outstanding Shares Post-Merger	Votes per Share	Percentage of Aggregate Voting Power
Class A Ordinary Shares (1)	Unlimited	6,447,153	1	3.12%
Class B Ordinary Shares (2)	Unlimited	4,000,000	50	96.88%
Total Ordinary Shares	—	10,447,153	—	100%

Notes:

(1)	Only the Class A Ordinary Shares will be listed and traded on the Nasdaq Capital Market.

(2)	The Class B Ordinary Shares will not be listed on any securities exchange and are held by certain existing shareholders.

(3)	Except for voting rights, Class A Ordinary Shares and Class B Ordinary Shares have identical economic rights, including rights to dividends and distributions, if any, and rights upon liquidation.

Required Vote

The approval of Proposal Two requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF SHARE EXCHANGE AS DESCRIBED IN THIS PROPOSAL TWO.

ADDITIONAL INFORMATION

Householding Information

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This delivery method is referred to as “householding” and can result in cost savings for us. To take advantage of this opportunity, we may deliver a single proxy statement to multiple stockholders who share an address. We will deliver upon oral or written request a separate copy of our proxy statement to any stockholder of a shared address to which a single copy of our proxy statement was delivered. If you prefer to receive separate copies of our proxy statement, either now or in the future, or if you currently are a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements for your household, please call us or send your request in writing to us.

Your vote is important. Please promptly vote your shares of our Common Stock by completing, signing, dating, and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

/s/ Zhixin Liu
Zhixin Liu
Chairman of the Board and Chief Executive Officer
March 6, 2026

DATASEA INC.

PROXY CARD
2026 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON April 3, 2026
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Hezhi Sun, attorney of the undersigned, with full power of substitution and revocation in each to vote any or all shares of Common Stock of Datasea Inc. (the “Company”) which the undersigned may be entitled to vote at the 2026 Special Meeting of Stockholders to be held on April 3, 2026, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.

THE BOARD OF DIRECTORS (the “Board”) RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To: (i) approve and adopt the Merger Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and DIT (“DIT”), a BVI business company incorporated under the laws of the BVI and a wholly owned subsidiary of the Company (the “Merger”) pursuant to which the Company will merge with and into DIT, appended to the Merger Agreement (the “Plan of Merger”); (ii) approve the Merger of the Company with and into DIT in accordance with the Plan of Merger and the BVI Business Companies Act (As Revised) and Nevada laws following which the Company will cease to exist as a separate legal entity; and (iii) all other transactions contemplated by the Merger Agreement and related to the Merger;

☐ FOR ☐ AGAINST ☐ ABSTAIN

2. To approve that by virtue of the Merger and upon the effective time of the Merger (the “Effective Time”), (i) the 2,000,000 shares of common stock of US$0.001 par value of the Company (the “Common Stock”) held by each of Zhixin Liu and Fu Liu immediately prior to the Effective Time be converted into 2,000,000 class B ordinary shares of DIT with no par value (each a “Class B Ordinary Share”), respectively, and each other share of Common Stock held by each stockholder of the Company immediately prior to the Effective Time be converted into one class A ordinary share of DIT, with no par value (each a “Class A Ordinary Share”) (collectively, the “Share Exchange Proposal”).

☐ FOR ☐ AGAINST ☐ ABSTAIN

The shares represented by this proxy will be voted as directed by the undersigned stockholder. If no direction is given, such shares will be voted “FOR” Proposal 1 and Proposal 2.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

Date: ___________, 2026

Signature:

Signature if held jointly:

Note: When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.